EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

OF DELTA PETROLEUM CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

I certify that, to the best of my knowledge, the Annual Report on Form 10-K of Delta Petroleum Corporation for the year ended December 31, 2011 (the “Report”):

(1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta Petroleum Corporation.

/s/ Carl E. Lakey
Carl E. Lakey
President and Chief Executive Officer

August 31, 2012

This certification accompanies this Report pursuant to 18 U.S.C. Section 1350 and shall not, except to the extent required thereby, be deemed filed by Delta Petroleum Corporation (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.